Commercial Metrics Overview July 14,2020 Exhibit 99.2

Commercial Metrics Overview ZILRETTA® net sales of ~$15.4 million in Q2 2020 3,858 accounts (of 5,000 targets) have purchased ZILRETTA, as of June 30, 2020; up from 3,672, as of March 31, 2020 2,983 accounts have re-ordered ZILRETTA (77% of accounts that had purchased), as of June 30, 2020; up from 2,832 accounts that had re-ordered ZILRETTA (77% of accounts that had purchased) as of March 31, 2020

ZILRETTA Net Sales Quarterly Since Launch Note: Flexion recognizes Zilretta sales upon receipt of product by specialty distributors and pharmacies.

Distribution of Accounts by ZILRETTA Purchases Cumulative Note: Flexion primarily sells ZILRETTA to specialty distributors and a specialty pharmacy; accounts (physicians, clinics and certain medical centers or hospitals) then subsequently purchase ZILRETTA directly from these specialty distributors and specialty pharmacy

Distribution of ZILRETTA Purchases by Accounts Cumulative Note: Flexion primarily sells ZILRETTA to specialty distributors and a specialty pharmacy; accounts (physicians, clinics and certain medical centers or hospitals) then subsequently purchase ZILRETTA directly from these specialty distributors and specialty pharmacy

Distribution of ZILRETTA Purchases by New and Existing Accounts Cumulative Note: Flexion primarily sells ZILRETTA to specialty distributors and a specialty pharmacy; accounts (physicians, clinics and certain medical centers or hospitals) then subsequently purchase ZILRETTA directly from these specialty distributors and specialty pharmacy